CHARTERED ACCOUNTANTS MacKay LLP	1100 – 1177 West Hastings Street
Vancouver, BC V6E 4T5
Tel: (604) 687-4511
Fax: (604) 687-5805
Toll Free: 1-800-351-0426
www.MacKayLLP.ca

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Osprey Ventures, Inc.
(an exploration stage company)

We consent to the use in the Registration Statement dated August 19, 2008 of Osprey Ventures, Inc. (an exploration stage company) on Form S1/A4 (the “Registration Statement”) of our Auditors’ Report dated August 8, 2008 on the balance sheet of Osprey Ventures, Inc. (an exploration stage company) as at May 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the periods from incorporation May 17, 2006 to May 31, 2008 and for the years ended May 31, 2008 and 2007.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

MACKAY LLP
CHARTERED ACCOUNTANTS

\s\ MacKay LLP

Vancouver, British Columbia
Canada

August 19, 2008